EXHIBIT 99.1
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                          SECURITIES PURCHASE AGREEMENT
                                      AMONG
                           EXCHANGE APPLICATIONS, INC.
                                     AND THE
                          PURCHASERS IDENTIFIED HEREIN






                            DATED AS OF JULY 26, 2001















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                                TABLE OF CONTENTS
                                                                           PAGE

ARTICLE I DEFINITIONS..............................................7

   1.2      RULES OF CONSTRUCTION............................................8

ARTICLE II PURCHASE AND SALE OF THE CONVERTIBLE DEBENTURES.........9

   2.1      CONVERTIBLE DEBENTURES...........................................9

ARTICLE III THE CLOSING; DELIVERY OF DOCUMENTS AT THE CLOSING.....10

   3.1      THE CLOSING.....................................................10

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........12

   4.1      ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING................12
   4.2      CAPITALIZATION..................................................13
   4.3      AUTHORIZATION OF AGREEMENT, ETC.................................14
   4.4      NO CONFLICTS....................................................14
   4.5      APPROVALS.......................................................15
   4.6      COMMISSION FILINGS; FINANCIAL STATEMENTS........................15
   4.7      PRIVATE OFFERING................................................15
   4.8      PROVIDED INFORMATION............................................16
   4.9      CERTAIN CONTRACTS...............................................16
   4.10     INTELLECTUAL PROPERTY RIGHTS....................................16
   4.11     LITIGATION OTHER PROCEEDINGS OR CLAIMS..........................17
   4.12     TERMINATION OF EMPLOYMENT.......................................17
   4.13     BROKERS.........................................................17
   4.14     REGISTRATION RIGHTS.............................................17

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........18

   5.1      AUTHORIZATION OF THE FINANCING DOCUMENTS........................18
   5.2      INVESTMENT REPRESENTATIONS......................................18

ARTICLE VI POST-CLOSING COVENANTS.................................19

   6.1      AMENDMENTS TO DEBT DOCUMENTS....................................19
   6.2      INFORMATION RIGHTS..............................................20
   6.3      BOARD OF DIRECTORS; OBSERVATION RIGHTS..........................23
   6.4      RIGHTS TO SUBSCRIBE FOR SECURITIES..............................25
   6.5      FINANCIAL AND OTHER COVENANTS...................................26

ARTICLE VII INDEMNIFICATION.......................................27

   7.1      SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND
            COVENANTS, ETC..................................................27
   7.2      INDEMNIFICATION.................................................27

ARTICLE VIII MISCELLANEOUS........................................28

   8.1      PARTIES IN INTEREST; ASSIGNMENT.................................28
   8.2      ENTIRE AGREEMENT................................................28
   8.3      SENIOR FINANCING................................................28
   8.4      PUBLIC ANNOUNCEMENTS............................................28
   8.5      NOTICES.........................................................28
   8.6      AMENDMENTS......................................................30
   8.7      COUNTERPARTS....................................................30
   8.8      HEADINGS........................................................30
   8.9      GOVERNING LAW...................................................30
   8.10     NO THIRD PARTY RELIANCE.........................................30

   8.11     SUBMISSION TO JURISDICTION......................................31
   8.12     EXTENSION; WAIVER...............................................31
   8.13     SEVERABILITY....................................................31
   8.14     INDEPENDENCE OF AGREEMENTS......................................32
   8.15     ACTIONS OF REPRESENTATIVES......................................32
   8.16     EXPENSES........................................................32

ARTICLE IX CONSENT OF THE PURCHASERS..............................33

EXHIBITS
--------

Exhibit A       -    Form of Bridge Note Debenture
Exhibit B       -    Form of Cash Debenture
Exhibit C       -    Form of Company Counsel Opinion
Exhibit D       -    Form of Fourth Amended and Restated Registration Rights
                       Agreement
Exhibit E       -    Form of Security Agreement
Exhibit F       -    Form of Subordination Agreement

SCHEDULES
---------

Schedule 1      -    Purchasers and Percentage Allocations
Schedule 4.1    -    Foreign Jurisdictions
Schedule 4.2    -    Capitalization
Schedule 4.4    -    No Conflicts
Schedule 4.6    -    Commission Filings; Financial Statements
Schedule 4.10   -    Intellectual Property Rights
Schedule 4.11   -    Litigation and other Proceedings and Claims
Schedule 4.14   -    Registration Rights
Schedule 6.5    -    Financial Covenants

           SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of July 26, 2001, among EXCHANGE APPLICATIONS, INC., a Delaware corporation (the "Company"), EXSTATIC SOFTWARE, INC. (f/k/a GINO BORLAND, INC.), a Washington corporation ("eXstatic" and together with the Company, the "Issuers"), and the purchasers (each a "Purchaser" and together, the "Purchasers") identified on the signature page hereto.

           WHEREAS, the Issuers desire to sell to the Purchasers and the Purchasers desire to purchase from the Issuers (i) U.S. $7,241,307.37 in principal amount of the Issuers' 12% Senior Secured Convertible Debenture and
(ii) U.S. $5,000,000 in principal amount of the Issuers' 12% Senior Secured Convertible Debenture, on the terms and subject to the conditions set forth in this Agreement.

           NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

           Capitalized terms used and not otherwise defined in this Agreement have the meaning ascribed to them below or in the other locations of this Agreement specified below:

                     "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in this definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Securities, by contract or otherwise.

                     "AGREEMENT" has the meaning ascribed to such term in the preamble.

                     "APRIL 16 LETTER" means the letter agreement, dated April 16, 2001, among the Company and the Purchasers.

                     "APRIL 16 WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the April 16 Warrant.

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                     "APRIL 16 WARRANT" means the Warrant, dated April 16, 2001, issued by the Company to the Purchasers.

                     "AUDIT COMMITTEE" means the committee of the Board Directors which shall oversee all financial accounting and auditing activities of the
Company and shall perform such other functions as is customary for companies similar to the Company, including approving the engagement of the Company's auditors and approving the audit prior to its issuance each year

                     "AUTOMATIC AFFIRMATIVE COVENANT" has the meaning ascribed to it in Section 0.

                     "AUTOMATIC FINANCIAL COVENANT AMENDMENT" has the meaning ascribed to it in Section 6.1.

                     "BOARD" has the meaning ascribed to it in Section 0.

                     "BRIDGE NOTE DEBENTURE" has the meaning ascribed to it in
Article II.

                     "BUSINESS" means the providing of marketing automation and enterprise customer relationship management solutions by the Company and its Subsidiaries.

                     "BUSINESS DAY" means each day except for Saturday, Sunday, Federal holidays and any other state-recognized holidays in the States of New York and Massachusetts.

                     "BY-LAWS" has the meaning ascribed to such term in Section 4.1.

                     "CASH DEBENTURE" has the meaning ascribed to it in Article II.

                     "CERTIFICATE OF INCORPORATION" has the meaning ascribed to such term in Section 4.1.

                     "CLAIM" means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other proceeding.

                     "CLOSING" has the meaning ascribed to such term in Section
0.

                     "COLLATERAL" has the meaning ascribed to it in the Security Agreement.

                     "COMMISSION" means the United States Securities and Exchange Commission.

                     "COMMISSION FILINGS" means all reports, registration statements and other filings filed by the Company with the Commission (and all notes, exhibits and schedules thereto and documents incorporated by reference therein).

                     "COMMON STOCK" means the common stock, $.001 par value per share, of the Company.

                     "COMMON STOCK EQUIVALENTS" means all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such

                                       2
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issuance) upon the conversion, exchange or exercise of all Securities of the
Company that are convertible, exchangeable or exercisable for share of Common Stock.

                     "COMPANY" has the meaning ascribed to such term in the preamble.

                     "COMPANY CONTRACTS" has the meaning ascribed to such term in Section 4.9.

                     "CONTRACT" means any written or oral loan contract, agreement, or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order, instrument, permit, concession, franchise or license.

                     "CONVERTIBLE DEBENTURES" has the meaning ascribed to it in
Article II.

                     "CONVERTIBLE DEBENTURE REPRESENTATIVE" means Insight Venture Associates IV, L.L.C. or any successor thereto approved by the Company (which approval shall not be unreasonably withheld).

                     "CONVERTIBLE DEBENTURE SHARES" means the shares of Common Stock issuable upon conversion of the Convertible Debentures.

                     "DEFAULT" has the meaning ascribed to it in the Convertible Debentures.

                     "EBITDA" shall mean the Company's earnings before interest, taxes, depreciation and amortization, each as determined in accordance with generally accepted accounting principles.

                     "ENCUMBRANCES" means any liens, charges, encumbrances, claims, options, proxies, pledges, security interests, or other similar rights of any nature.

                     "EQUIPMENT" means all of the Company's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Company's operations or owned by the Company and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

                     "EQUITY INCENTIVE PLANS" means the (i) 2000 Customer Analytics Holdings, Inc. Equity Incentive Plan, (ii) 1999 Customer Analytics, Inc. Stock Option and Purchase Plan, (iii) 1999 GBI Stock Acquisition Plan, (iv) 1999 Knowledge Stream Partners, Inc. Stock Option Plan, (v) 1998 Stock Incentive Plan, (vi) 1998 Director Stock Option Plan, (vii) 1998 Employee Stock Purchase Plan and (viii) 1996 Stock Incentive Plan, each as amended, and any other stock option, issuance, appreciation rights or other equity incentive plan for the directors, officers and employees of, and consultants to, the Company, which plan has been approved by the Board or appropriate committee thereof.

                     "EVENT OF DEFAULT" has the meaning ascribed to such term in the Convertible Debentures.

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                     "EXCHANGE ACT" means the Securities and Exchange Act of
1934, as amended.

                     "EXCLUDED SECURITIES" means (i) Securities issued or granted to eligible officers, employees or directors of, or consultants to, the Corporation pursuant to the Equity Incentive Plans and any Securities issued upon exercise of such Securities; (ii) Securities issued upon the exercise, conversion or exchange of any Common Stock Equivalents outstanding on the Closing Date, including, without limitation, those Securities issued upon exercise of the April 16, Warrant and the June 1, Warrant, or pursuant to the MicroStrategy Agreement; (iii) Securities issued as a stock dividend or upon any stock split, recapitalization or other subdivision or combination of Common Stock; (iv) Securities issued pursuant to acquisitions, strategic alliances and joint ventures; and (v) Securities deemed Excluded Securities by the Purchasers.

                     "EXSTATIC" has the meaning ascribed to it in the preamble.

                     "FINANCIAL COVENANT" has the meaning ascribed to it in
Section 0.

                     "FINANCING DOCUMENTS" has the meaning ascribed to such term in Section 4.3.

                     "FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT" has the meaning ascribed to such term in Section 0.

                     "FUNDAMENTAL DOCUMENTS" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The "Fundamental Documents" of the Company are the Certificate of Incorporation and the By-laws.

                     "GAAP" means United States generally accepted accounting principles, consistently applied.

                     "GOVERNMENTAL ENTITY" means any federal, state, municipal, or other government, governmental department, commission, board, bureau, agency or instrumentality, or any court or tribunal.

                     "GUARANTY" means any obligation, contingent or otherwise, or any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, including any obligation of such Person direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of payment thereof, (iii) to purchase or otherwise pay for merchandise, materials supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, or (iv) to maintain the working capital, equity capital or other financial statement condition of any primary obligor, provided, however, that the term Guaranty shall not include endorsement of instruments for deposit and collection in the ordinary course of business.

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                     "INDEBTEDNESS" of a Person means, without duplication, (i)
all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds debentures, notes or similar instruments, (iii) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (vi) all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (viii) all Guaranties by such Person of obligations of others, (x) all capitalized lease obligations of such Person and
(ix) the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

                     "ISSUERS" has the meaning ascribed to it in the Preamble.

                     "JUNE 1 NOTE" means the 12% Bridge Promissory Note, dated June 1, 2001, issued by the Company to the Purchasers.

                     "JUNE 1 WARRANT" means the Warrant, dated June 1, 2001, issued by the Company to the Purchasers.

                     "JUNE 1 WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of the June 1 Warrant.

                     "LAW" means any constitution, law, statute, treaty, rule, ordinance, permit, certificate, directive, requirement, regulation or Order (in each case, whether foreign or domestic) of any Governmental Entity.

                     "LIABILITY" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

                     "LIEN" means any security interest, pledge, lien, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, commitment or other similar arrangement or interest in real or personal property, whether oral or written.

                     "LIQUIDITY EVENT" means (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or (ii) any Sale of the Company.

                     "LOSS" means any loss, Liability, Claim, cost, damage, deficiency, Tax, penalty, fine or expense, including interest, penalties, reasonable legal and accounting fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any indemnifiable event or condition (including derivative actions brought through or in the name of the Company).

                     "MARKET PRICE" means, as to any Marketable Security, the average of the closing prices of such Marketable Security's sales on all United States securities exchanges on which such Security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Security is not so listed, the average of the representative bid and asked prices quoted on NASDAQ as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted on NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization, in each such case averaged over a period of 5 Business Days ending immediately prior to the day as of which "Market Price" is being determined.

                     "MARKETABLE SECURITIES" means Securities that are traded on an established United States securities exchange or reported through the NASDAQ, or otherwise traded over-the-counter or traded on PORTAL (in the case of Securities eligible for trading pursuant to Rule 144A under the Securities Act).

                     "MATERIAL ADVERSE EFFECT" means, with respect to the Company, a material adverse effect on the business, operations, assets, conditions
(financial or otherwise), operating results, liabilities or prospects of the Company and its Subsidiaries, taken as a whole.

                     "MICROSTRATEGY AGREEMENT" means the Payment and Registration Rights Agreement, dated as of December 28, 1999, between the Company and
MicroStrategy Incorporated in effect on January 10, 2001 or as amended from time to time.

                     "OBLIGATIONS" has the meaning ascribed to it in the Security Agreement.

                     "OFFERED SECURITIES" has the meaning ascribed to it in
Section 0.

                     "ORDERS" means judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Entity or arbitrator.

                     "PERSON" shall be construed in the broadest sense and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and any other entity, including a Governmental Entity.

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

                     "PREEMPTIVE OFFER ACCEPTANCE NOTICE" has the meaning ascribed to it in Section 6.4.

                     "PREEMPTIVE OFFER PERIOD" has the meaning ascribed to it in
Section 6.4.

                     "PROCEEDING" means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator or administrator.

                     "PROJECTIONS" has the meaning ascribed to such term in
Section 4.8.

                     "PROPOSED NEW INVESTOR" has the meaning ascribed to it in
Section 6.4.

                     "PURCHASER INDEMNIFIED PERSONS" shall have the meaning ascribed to it in Section 7.2.

                     "PURCHASER REPRESENTATIVES" shall have the meaning ascribed to it in Section 7.2.

                     "PURCHASERS" has the meaning ascribed to such term in the preamble.

                     "PURCHASERS' DIRECTORS" has the meaning ascribed to it in
Section 6.3.

                     "PURCHASERS' REPLACEMENT OBSERVERS" has the meaning ascribed to it in Section 6.3.

                     "REFUSED SECURITIES" has the meaning ascribed to it in
Section 6.4.

                     "SALE OF THE COMPANY" means (i) the sale of all or substantially all of the Company's assets, (ii) the issuance, sale or transfer of the outstanding shares of capital stock or other voting securities of the Company, or (iii) the merger or consolidation of the Company with another person or entity, in each case in clauses (ii) and (iii) above under circumstances in which the holders of the voting power of the outstanding shares of capital stock and other voting securities of the Company, immediately prior to such transaction, own less than 50% in voting power of the outstanding shares of capital stock and other voting securities of the Company or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple sales) of one or more subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all of the assets or securities) which constitutes all or a substantial portion of the consolidated assets or revenues of the Company shall be deemed a Sale of the Company.

                     "SERIES A STOCK CERTIFICATES" means the certificates issued by the Company to the Purchasers on January 10, 2001, representing shares of Series A Preferred Stock.

                     "SECURITIES" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

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

                     "SECURITIES ACT" means the Securities Act of 1933, as amended.

                     "SECURITY AGREEMENT" has the meaning ascribed to it in
Section 0.

                     "SERIES A PREFERRED SHARES" means the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

                     "SERIES A PREFERRED STOCK" means the Series A Convertible Redeemable Preferred Stock, $.001 par value per share, of the Company.

                     "SUBORDINATION AGREEMENT" has the meaning ascribed to such term in Section 0.

                     "SUBSIDIARY" means, at any time, with respect to any Person (the "Subject Person"), (i) any Person of which either (x) more than 50% of the Securities entitled to vote in the election of directors or comparable Persons performing similar functions (excluding Securities entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person or (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the Subject Person and are recorded on the books of the Subject Person for financial reporting purposes in accordance with GAAP.

                     "SUBSIDIARY BOARD" has the meaning ascribed to it in
Section 6.3.

                     "SUBJECT PERSON" has the meaning ascribed to such term in the definition of "Subsidiary".

                     "SVB" shall mean Silicon Valley Bank.

                     "SVB FACILITY" shall mean the Loan and Security Agreement, dated April 25, 2001, among the Issuers and SVB.

                     "TRADING DAY" means any day on which securities are traded on National Association of Securities Dealers, Inc.'s Automated Quotation System.

                     "WIRE AMOUNT" has the meaning ascribed to such term in
Article II.

1.1        RULES OF CONSTRUCTION.
           ----------------------

           The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term "Best Knowledge" of the Company means actual knowledge of the executive officers of the Company, including Andrew Frawley, Dan Haley, George Abatjoglou and Kris Zaepfel, after making reasonable inquiry of the matters in question. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

                                   ARTICLE II

                 PURCHASE AND SALE OF THE CONVERTIBLE DEBENTURES

2.1        CONVERTIBLE DEBENTURES.
           -----------------------

                     ISSUANCE OF THE CONVERTIBLE DEBENTURES. At the Closing, and subject to the terms and conditions contained in this Agreement, (i) the Issuers shall issue, sell and deliver to the Purchasers: (A) a 12% Convertible Debenture in the aggregate principal amount of U.S. $7,241,307.37, substantially in the form of Exhibit A (the "Bridge Note Debenture") and (B) a 12% Convertible Debenture in the aggregate principal amount of U.S. $5,000,000, substantially in the form of Exhibit B (the "Cash Debenture" together with the Bridge Note Debenture, the "Convertible Debentures") and (ii) the Purchasers (A) acting as a group, shall surrender to the Issuers the June 1 Note (which surrender shall terminate all obligations under the June 1 Note and the Purchasers shall mark the June 1 Note "Cancelled" or "Paid in Full") and (B) shall pay to the Issuers the wire amount set forth opposite each Purchaser's name on Schedule I hereto (collectively, the "Wire Amount"). The cancellation of the obligations of the Company under the June 1 Note and the payment of Wire Amount shall together constitute full payment of the purchase price for the Bridge Note Debenture and the Cash Debenture, respectively. Each Issuer shall be jointly and severally liable for all of the monetary and other obligations of the Issuers under this Agreement and each other Financing Document.

                     USE OF PROCEEDS. The Issuers shall use the Cash Amount from the sale of the Convertible Debentures for the Company's working capital and general corporate purposes.

                                  ARTICLE III

                THE CLOSING; DELIVERY OF DOCUMENTS AT THE CLOSING

3.1        THE CLOSING.
           ------------

                     The closing (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement at the offices of O'Sullivan LLP, 30 Rockefeller Plaza, New York, New York 10112.

                     The obligation of each Purchaser to purchase and pay for the Convertible Debentures to be purchased hereunder at the Closing is subject to the delivery by the Issuer of the following items (unless waived by such Purchaser):

                               the Convertible Debentures, which Convertible Debentures shall have been duly authorized, executed and delivered by the Issuer and shall be in full force and effect and enforceable against the Issuer in accordance with their terms;

                               evidence satisfactory to the Purchasers that the Company has reserved the Convertible Debenture Shares for issuance upon conversion of the Convertible Debentures;

                               the favorable opinion of Bingham Dana LLP, counsel to the Company, addressed to the Purchasers, dated as of the Closing, in substantially the form attached hereto as Exhibit C;

                               the Fourth Amended and Restated Registration
           Rights Agreement in substantially the form attached hereto as Exhibit D (the "Fourth Amended and Restated Registration Rights Agreement"), which Fourth Amended and Restated Registration Rights Agreement shall have been duly authorized, executed and delivered by the Company and shall be in full force and effect and enforceable against the Company in accordance with its terms;

                               the Security Agreement in substantially the form attached hereto as Exhibit E (the "Security Agreement"), which Security Agreement shall have been duly authorized, executed and delivered by the Company and shall be in full force and effect and enforceable against the Company in accordance with its terms;

                               the Subordination Agreement in substantially the form attached hereto as Exhibit F (the "Subordination Agreement"), which Security Agreement shall have been duly authorized, executed and delivered by SVB and shall be in full force and effect and enforceable against SVB in accordance with its terms;

                               all consents, approvals, authorizations, filings and notices required to consummate the transactions contemplated hereby shall have been obtained, made or given and shall be in full force and effect, including, without limitation, the (A) consent of SVB and the confirmation of SVB that the Company shall be able to borrow additional funds pursuant to the terms of the SVB Facility (which consent and confirmation shall be contained in the Subordination Agreement) and
           (B) consent and authorization of the NASD;

                               evidence reasonably satisfactory to the
           Purchasers that the Company has made arrangements to provide notice to the Company's shareholders pursuant to NASD Rule 4350(i)(2);

                               receipt of revised cash flow budget through December 31, 2001, acceptable to the Purchasers;

                               evidence satisfactory to the Purchasers of the filings of all UCC-1 Financing Statements and any other required security interest filings, which Financing Statements and other filings provide the Purchasers with a perfected security interest in the Collateral (as defined in the Security Agreement);

                               a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing and certifying on behalf of the Company: (A) that attached thereto is a true, correct and complete copy of each of the Fundamental Documents of the Company as in effect on the date of such certification; (B) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board of Directors (and any committees thereof) of the Company authorizing (1) the execution, delivery and performance of the Financing Documents, (2) the issuance, sale and delivery of the Convertible Debentures, and (3) the reservation of the Convertible Debenture Shares for issuance upon conversion of the Convertible Debentures, and that all such resolutions in (1), (2) and (3), are in full force and effect; and (C) the incumbency and specimen signature of all officers of the Company executing the Financing Documents, and any certificate or instrument furnished pursuant hereto;

                               a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in clause (xi);

                               a duly authorized, executed and delivered copy of each of the other Financing Documents, if any, which shall be in full force and effect and shall be enforceable against the Issuer or the Company, as the case may be, and such parties in accordance with their respective terms;

                               a telegram, telex or other acceptable method of confirmation from the Secretaries of State of the States of Delaware and Massachusetts dated on the Closing as to the continued good standing of the Company and from the Secretaries of State of the State of Washington as to the due incorporation and good standing of eXstatic, as applicable; and

                               such additional supporting documents and other information with respect to the operations and affairs of the Company and its Subsidiaries as the Purchasers may reasonably request.

                     The obligation of the Issuers to issue, deliver and sell the Convertible Debentures at the Closing is subject to the delivery by the Purchasers of the following items (unless waived by the Company):

                               a duly authorized, executed and delivered copy of each of the other Financing Documents which shall be in full force and effect and shall be enforceable against the Purchasers and such parties in accordance with their respective terms;

                               the Purchasers shall surrender to the Company the June 1 Note;

                               each Purchaser shall deliver or cause to be delivered to the Company by wire transfer of immediately available funds the Wire Amount set forth opposite such Purchaser's name on
           Schedule I hereto to such bank account as the Issuers shall designate to each Purchaser in writing on or prior to the day immediately preceding the Closing;

                               all consents, approvals, authorizations, filings and notices required to consummate the transactions contemplated hereby shall have been obtained, made or given and shall be in full force and effect, including, without limitation, the (A) consent of SVB and (B) consent and authorization of the NASD; and

                               evidence reasonably satisfactory to the Issuers that the Company has made arrangements to provide notice to the Company's shareholders pursuant to NASD Rule 4350(i)(2);

                     The Convertible Debentures do not constitute a revolving loan and any amounts repaid or prepaid under the Convertible Debentures may not be reborrowed.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           Each Issuer hereby represents and warrants to each of the Purchasers as follows:

4.1        ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING.
           -------------------------------------------------

           Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has all requisite corporate or other power and authority to own, lease and operate its properties and other assets and to carry on its business as presently conducted and as proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions listed on Schedule 4.1, which constitute all the jurisdictions in which the character of the property owned, leased or operated by the Company or such Subsidiary or the nature of the activities conducted by the Company or such Subsidiary makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. eXstatic is a wholly owned subsidiary of the Company. The Company has delivered to the Purchasers a correct and complete copy of the Amended and Restated Certificate of Incorporation of the Company in effect on the date hereof (the "Certificate of

Incorporation"). A copy of the Amended and Restated By-laws of the Company in effect on the date hereof (the "By-laws") is filed as an exhibit to the Commission Filings.

4.2        CAPITALIZATION.
           ---------------

                     Immediately upon consummation of the Closing, the authorized, issued and outstanding capital stock of the Company shall consist of:

                          (i) 10,000,000 shares of Preferred Stock, of which 5,330,000 are designated as Series A Preferred Stock and 5,325,645 are validly issued and outstanding, fully paid and nonassessable; and

                          (ii) 150,000,000 shares of Common Stock, of which:

                               34,052,921 shares are validly issued and
                     outstanding, fully paid and nonassessable;

                               9,600,000 shares shall be reserved for issuance
                     upon conversion of the Series A Preferred Stock;

                               29,020,524 shares are reserved as Convertible
                     Debenture Shares for issuance upon conversion of the Convertible Debentures;

                               1,363,672 shares are reserved as Replacement
                     Warrant Shares for issuance upon exercise of the Replacement Warrant

                               1,519,091 shares are reserved as April 16 Warrant
                     Shares for issuance upon exercise of the April 16 Warrant;

                               366,565 shares are reserved as treasury shares;
                     and

                               11,846,875 shares are reserved for issuance in
                     accordance with the Equity Incentive Plans.

                     Except as contemplated by the Financing Documents or as otherwise set forth on Schedule 4.2, there are, and immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, agreements, convertible Securities or other commitments or instruments pursuant to which the Company is obligated to issue, sell or otherwise transfer any Securities or (ii) preemptive or similar rights to purchase or otherwise acquire Securities of the Company pursuant to any provision of Law, the Company's Fundamental Documents or any Contract to which the Company is a party.

                     All Securities issued by the Issuers have been issued in transactions in accordance in all material respects with applicable state and federal Laws governing the sale and purchase of Securities.

                     The authorization, reservation, issuance, sale and delivery, as applicable, of the Convertible Debenture Shares, the June 1 Warrant Shares, the April 16 Warrant Shares and the Series A Preferred Shares have been duly and validly authorized by all requisite corporate action on the part of the Company and eXstatic, as the case may be. The Convertible Debenture Shares, June 1 Warrant Shares, the April 16 Warrant Shares and the Series A Preferred Shares (assuming the issuance thereof in accordance with the applicable terms of the Convertible Debenture, the June 1 Warrant, the April 16 Warrant Shares and the Series A Preferred Shares, respectively), will be duly and validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any Encumbrances whatsoever and with no restrictions on the voting rights thereof and not subject to any preemptive rights, rights of first refusal or other similar rights of the stockholders of the Company and eXstatic, as the case may be.

4.3        AUTHORIZATION OF AGREEMENT, ETC.
           --------------------------------

           Each Issuer, as the case may be, has or had, as the case may be, all requisite corporate power and authority to execute and deliver this Agreement, the Convertible Debentures, the Fourth Amended and Restated Registration Rights Agreement and the Security Agreement and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each such agreement and all related transactions (collectively, the "Financing Documents") and to perform its obligations under and to consummate the transactions contemplated by each such Financing Document. The execution, delivery and performance by each Issuer, as the case may be, of each Financing Document to which it is a party and the issuance, sale and delivery of the Convertible Debentures has been duly authorized by all requisite corporate action by each Issuer, as the case may be, and this Agreement and each other Financing Document has been duly executed and delivered by each Issuer, as the case may be. No other corporate or stockholder action on the part of any Issuer, as the case may be, is necessary for such authorization, execution and delivery. Each of the Financing Documents constitutes a legal, valid and binding obligation of each Issuer, as the case may be, enforceable against each Issuer, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting creditors' rights and remedies generally, and subject, in the case of enforceability, to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity).

4.4        NO CONFLICTS.
           -------------

           Except as otherwise disclosed on Schedule 4.4, the execution, delivery and performance by each Issuer, as the case may be, of this Agreement and each of the other Financing Documents, the issuance, sale and delivery of the Convertible Debentures and compliance with the provisions hereof and thereof by such Issuer, does not or will not, as the case may be, (a) violate any provision of Law or any Order applicable to any Issuer or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance upon any of the properties or assets of the Issuer or, except as previously disclosed in writing to the Purchasers, any material Contract to which it is a party or (c) conflict with or violate any provision of the Fundamental Documents of any Issuer currently in effect.

4.5        APPROVALS.
           ----------

           No permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance by each Issuer, as the case may be, of each Financing Document to which it is a party.

4.6        COMMISSION FILINGS; FINANCIAL STATEMENTS.
           -----------------------------------------

                     The Company has filed all Commission Filings that it has been required to file with the Commission under the Securities Act and the Exchange Act. As of the respective dates of their filing with the Commission, or the date of any amendment thereto filed on or prior to the date hereof, the Commission Filings complied as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                     Each of the historical consolidated financial statements of the Company (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP (except as may be disclosed therein), and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). Except as set forth or reflected in the Commission Filings filed prior to the date hereof or as set forth on Schedule 4.6, neither the Company nor any of its Subsidiaries have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.7        PRIVATE OFFERING.
           -----------------

           Assuming the accuracy of the representations of the Purchasers in
Section 5.2, the offering, sale, issuance and delivery by the Issuers of the Convertible Debentures are exempt from the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder. Neither the Company or its Subsidiaries, nor any Person acting on their behalf, has offered or sold or will offer or sell any Securities, or has taken or will take any other action (including, without limitation, any offering of any Securities of the Company under circumstances that would require, under the

Securities Act or any applicable blue-sky laws, the integration of such offering with the transactions contemplated by this Agreement), which would subject the transactions contemplated by this Agreement to the registration provisions of the Securities Act.

4.8        PROVIDED INFORMATION.
           ---------------------

           All written summaries provided by the Company to legal counsel for the Purchasers on or about December 26, 2000, with regard to the events leading up to the Company's press releases of September 29, 2000, and October 2, 2000, are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made. The financial projections concerning the Company and its Subsidiaries contained in the most recent version of the "revised street plan" projections delivered to the Board of Directors (the "Projections") were at the time they were made available to the Board of Directors prepared on a basis reflecting the reasonable good faith estimates and judgments of the Company's management as to the future financial performance of the Company and its Subsidiaries for the periods covered thereby. The Projections are specifically and expressly limited and qualified by underlying written assumptions disclosed therein.

4.9        CERTAIN CONTRACTS.
           ------------------

           All material Contracts to which the Company or any of its Subsidiaries is a party or may be bound that are required by Item 610(b)(10) of Regulation S-K to be filed as exhibits to, or incorporated by reference in, the Company's Form 10-K or the Company's Form 10-Q are referred to herein as "Company Contracts". All Company Contracts are legal, valid and binding and in full force and effect on the date hereof except to the extent previously disclosed in writing to the Purchasers, to the extent they have previously expired in accordance with their terms or to the extent such failure to be so legal, valid and binding would not reasonably be expected to have a Material Adverse Effect and, except as set forth on Schedule 4.9, neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Company Contract, except as previously disclosed in writing to the Purchasers or for defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.10       INTELLECTUAL PROPERTY RIGHTS.
           -----------------------------

                     To the Company's Best Knowledge, each of the Company and its Subsidiaries owns or is licensed to use all trademarks, copyrights, service marks, and applications and registrations therefor, and all trade names, domain names, web sites, customer lists, trade secrets, proprietary processes and formulae, inventions, know-how, other confidential and proprietary information, and other industrial and intellectual property rights necessary to permit each of the Company and its Subsidiaries to carry on its business as presently conducted. To the Company's Best Knowledge, each of the Company and its Subsidiaries has the right to bring infringement actions with respect to all trademarks, copyrights, service marks, trade names, domain names, trade secrets, proprietary processes and formulae, inventions, know how and other confidential and proprietary information that it owns. Except as otherwise disclosed in
Schedule 4.10, all registered patents, copyrights, trademarks, and service marks owned by the Company and its Subsidiaries are in full force and effect and are not subject to any taxes or maintenance fees. Except as otherwise disclosed in
Schedule 4.10, there is no pending or, to the Best Knowledge of the Company, threatened Claim or litigation against the Company or any Subsidiary contesting the right to use its intellectual property rights, asserting the material misuse of any thereof, or asserting the material infringement or other material violation of any intellectual property right of a third party. All inventions and know-how conceived by employees of the Company or its Subsidiaries and used by the Company and its Subsidiaries in the business of the Company and its Subsidiaries as currently conducted are owned by the Company or its Subsidiaries. Except as disclosed on Schedule 4.10, each of the Company and its Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality, and value of its trade secrets, proprietary processes, formulae, inventions, know-how and other confidential and proprietary information.

                     Except as otherwise disclosed in Schedule 4.11, no Proceedings or Claims in which the Company or any Subsidiary alleges that any Person is materially infringing upon, or otherwise materially violating, any patents, trademarks, copyrights, service marks, and applications and registrations therefor are pending, and none have been served by, instituted or asserted by the Company or any Subsidiary, nor are any Proceedings or Claims threatened alleging any such material violation or material infringement, nor does the Company or any Subsidiary know of any valid basis for any such Proceedings or Claims.

4.11       LITIGATION OTHER PROCEEDINGS OR CLAIMS.
           ---------------------------------------

           Except as set forth on Schedule 4.11, there are no (i) Proceedings or Claims pending against or initiated by the Company or any Subsidiary or, to the best knowledge of the Company, threatened against the Company or any Subsidiary, whether at law or in equity, whether civil or criminal in nature, except for Proceedings or Claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (ii) material Orders with respect to the Company or any Subsidiary.

4.12       TERMINATION OF EMPLOYMENT.
           --------------------------

           To the Company's Best Knowledge, except as set forth on Schedule 4.12 no executive officer or key employee, or any group of key employees, intends to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any officer, key employee or group of key employees.

4.13       BROKERS.
           --------

           Neither the Company nor any of its Subsidiaries have employed or otherwise retained any broker or finder in connection with the transactions contemplated by this Agreement.

4.14       REGISTRATION RIGHTS.
           --------------------

           Except as contemplated by the Fourth Amended and Restated Registration Rights Agreement and except as set forth on Schedule 4.14, no Person has any right to cause the

Company to effect the registration under the Securities Act of any shares of Common Stock or any other Securities of the Company.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

           Each Purchaser hereby represents and warrants to the Company as follows:

5.1        AUTHORIZATION OF THE FINANCING DOCUMENTS.
           -----------------------------------------

           Each Purchaser has the requisite power and authority (corporate or otherwise) to execute, deliver and perform the Financing Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Financing Documents to which it is a party have been duly authorized by all requisite action by such Purchaser and each such Financing Document, when executed and delivered by such Purchaser, constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting creditors' rights and remedies generally, and subject, in the case of enforceability, to general principles of equity (regardless of whether enforcement is sought in a Proceeding at law or in equity).

5.2        INVESTMENT REPRESENTATIONS.
           ---------------------------

                     The Convertible Debentures to be purchased by each Purchaser hereunder are acquired for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable foreign or state securities Laws.

                     Each Purchaser understands that (i) the Convertible Debentures have not been, and the Securities issuable upon conversion or exercise thereof will not be, registered under the Securities Act or applicable foreign or state securities Laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable foreign and state securities Laws and (ii) the Convertible Debentures, and the Securities issuable upon conversion or exercise thereof, must be held by the Purchasers or each Purchaser, as the case may be, indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable foreign and state securities Laws or is exempt from registration thereof. Each Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

                     Except for the acquisition of the Securities of the Company pursuant to the Note Purchase Agreement, dated December 15, 2000, the
Securities Purchase Agreement, dated January 10, 2001, the Securities Purchase Agreement, dated February 20, 2001, the Securities Purchase Agreement, dated March 28, 2001, the April 16 Letter and the Securities Purchase Agreement, dated June 1, 2001, each such agreement by and among the Company and the Purchasers, and for the transactions contemplated hereby, no Purchaser or any affiliate has
(i) bought or sold Securities, or options to buy or sell Securities, of the Company, (ii) requested, instructed or knowingly participated in a plan or arrangement with another Person to buy or sell Securities, or options to buy or sell Securities, of the Company, at any time during the period commencing on October 15, 2000, and ending on (and including) the Closing.

                     None of the Purchasers have employed or otherwise retained any broker or finder in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

6.1        AMENDMENTS TO DEBT DOCUMENTS.
           -----------------------------

                     Neither the Company nor any of its Subsidiaries shall or shall permit any change, amendment, supplement or other modification of any terms of the SVB Facility or related documents, without the prior consent of the Purchasers, if the effect of such change, amendment, supplement or other modification (or renewal, refinancing, refunding or extension) is to:

                               increase any applicable margin with respect to the interest rate in effect on the extensions of credit under the SVB Facility by more than a rate equal to 2% per annum from those provided for in the SVB Facility as in effect on the date hereof, or otherwise change the basis for the calculation of the interest rate thereunder if such change has the effect of increasing the interest rate charged thereunder by more than 2% per annum from those provided for in the SVB Facility as in effect on the date hereof (provided, that nothing herein shall preclude the imposition of a post-default rate of interest in the amount and under the circumstances provided in the SVB Facility as in effect on the date hereof);

                               shorten or extend the scheduled maturity of any payment of any principal amount of the revolving loans under the SVB Facility from the scheduled maturity thereof as in effect on the date hereof, except extending the payment schedule of such revolving loans so long as the final maturity on such loans shall fall on or before 180 days prior to the maturity date (provided, that nothing herein shall preclude the Issuers from reducing the amount of commitments under the SVB Facility);

                               add any additional defaults or events of default under the SVB Facility or permit any modifications to the terms of any defaults or events of default under the SVB Facility except for any modifications to make such terms less restrictive on the Issuers and their Subsidiaries);

                               make any numerically based restriction in any one or more of the financial covenants under the SVB Facility (or related documents) as in effect on the date hereof more restrictive on the Issuers and their Subsidiaries by more than 10%; provided, that, an amendment to a numerically based restriction in a financial covenant in the SVB Facility shall result in an automatic equal percentage amendment (an "AUTOMATIC FINANCIAL COVENANT AMENDMENT") in the corresponding financial covenant (if any) in the Financing Documents (and the Issuers agree to execute and deliver promptly thereafter an amendment thereto that incorporates each such Automatic Financial Covenant Amendment);

                               add any financial covenant to the SVB Facility;
           or

                               except in connection with waiving any violation of the SVB Facility or modifying any covenant to eliminate any violation of the SVB Facility, add any negative covenant.

           For purposes of this Section 6.1, the term "FINANCIAL COVENANT" means any covenant, for which the compliance or noncompliance therewith is based on the financial performance or financial condition of a Person. Notwithstanding anything to the contrary contained in this Section 6.1, if an amendment to the SVB Facility results in the modification or addition of an affirmative covenant, then such amendment shall result in an automatic amendment to this Agreement, subject to the consent of the Purchasers (an "AUTOMATIC AFFIRMATIVE COVENANT AMENDMENT") modifying or adding, as the case may be, such affirmative covenant to this Agreement (and the Issuer agrees to execute and deliver promptly thereafter an amendment hereto that incorporates each such Automatic Affirmative Covenant Amendment).

6.2        INFORMATION RIGHTS.
           -------------------

                     REPORTS. For so long as the Convertible Debentures remain outstanding, the Company shall furnish to the following Purchasers:


                               WEEKLY STATEMENTS. As soon as available, but no later than Wednesday after the end of each week, an unaudited internal financial report of the Company, which report shall be prepared in a manner consistent with GAAP consistently applied, and otherwise in the form provided to the Company's senior management, and which shall consist of cash flow analysis for such weekly accounting period together with a cumulative cash flow statement from the first day of the current year to the last day of such weekly accounting period;

                               MONTHLY STATEMENTS. As soon as available, but no later than 20 days after the end of each monthly accounting period, an unaudited internal financial report of the Company, which report shall be prepared in a manner consistent with GAAP consistently applied, and otherwise in the form provided to the Company's senior management, and which shall include the following:

                                          profit and loss statement for such
                     monthly accounting period, together with a cumulative profit and loss statement for the prior twelve-month period and for the comparable twelve-month period for the prior year;

                                          balance sheet as at the last day of
                     such monthly accounting period;

                                          cash flow analysis for such monthly
                     accounting period together with a cumulative cash flow statement from the first day of the current year to the last day of such monthly accounting period;

                                          comparison between all of the actual
                     figures provided pursuant to clauses (1), (2) and (3) above (including, in the cases of clauses (1) and (2), the cumulative statements), for such monthly accounting period and the comparable figures for the prior year for such monthly accounting period, with an explanation of any material differences between them and compared to the budget for such period; and

                                          a report by management of the Company
                     of the operating and financial highlights of the Company for such monthly accounting period and the cumulative period for the fiscal year to date which shall include a comparison between operating and financial results and the corresponding plan or budget and a discussion of the variances between current and prior periods.

                     The reports furnished by the Company pursuant to clauses
                     (1) and (5) of the preceding sentence shall be certified by the chief financial officer of the Company.

                               QUARTERLY REPORT. As soon as available, but no later than 45 days after the end of each calendar quarter, in addition to the financial statements for the three prior monthly accounting periods, the Company shall complete a quarterly report, which quarterly report shall be certified by the chief financial officer of the Company.

                               ANNUAL AUDIT. As soon as available, but not later than 90 days after the end of each fiscal year of the Company, audited financial statements of the Company, which shall include a statement of cash flows and statement of operations for such fiscal year and a balance sheet as at the last day thereof, each prepared in accordance with GAAP (except as set forth in the notes thereto), and accompanied by the report of a firm of independent certified public accountants of nationally recognized standing selected by the Audit Committee (the "Accountants").

                               BUDGET. Within 30 days after the end of each fiscal year of the Company, an annual updated consolidated budget and work plan, including projected income statements, balance sheets and cash flow statements (setting forth in detail the assumptions therefor) on a quarterly basis for the Company and its Subsidiaries for the immediately following fiscal year of the Company, which such budget and work plan shall be approved by the Board and the Purchasers at the first regularly scheduled meeting of the Board of the Company thereafter.

                               SUBSIDIARIES. If for any period the Company shall have any Subsidiary or Subsidiaries whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing clauses shall be consolidated (and consolidating if normally prepared by the Company) financial statements of the Company and all such consolidated Subsidiaries.

                               ACCOUNTANTS REPORTS. Promptly upon becoming available, copies of all reports prepared for or delivered to the management of the Company by the Accountants.

                               SECURITY HOLDERS REPORTS. Promptly upon becoming available, copies of all reports prepared for or delivered to the Company's lenders or other security holders.

                               MATERIAL EVENTS. Promptly upon becoming aware of a Liquidity Event or any other condition or event that could reasonably be expected to have a Material Adverse Effect on the Company (including any material defaults, litigation, governmental inquiry, or discovery of a significant liability but excluding general market conditions), (1) a report summarizing such condition or event and the Company's proposed response thereto (2) have the right to retain counsel to represent the Purchasers (and such counsels' reasonable fees and expenses shall be paid directly by (or reimbursed by) the Company and (3) be afforded time to review and comment on any agreements relating thereto.

                               MISCELLANEOUS. Promptly upon request, any other documentation or information reasonably requested by any Purchaser.

                               ACCESS TO RECORDS AND PROPERTIES. For so long as the Convertible Debentures remains outstanding, the Company shall afford to each Purchaser and its Representatives, during normal business hours upon 3 Business Days advance notice, the right to (i) visit and inspect the assets and properties of the Company, (ii) examine upon reasonable advance notice, the books of accounts and records of the Company and (iii) make copies of such records and permit such Persons to discuss all aspects of the Company with any officers, employees or Accountants of the Company; provided, however, that such investigation shall not unreasonably interfere with the operations of the Company. The Company will instruct the Accountants to discuss such aspects of the financial condition of the Company with each Purchaser and its Representatives as may reasonably request, and to permit each Purchaser and its Representatives to inspect, copy and make extracts from such financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by the Accountants with respect to the Company as may reasonably request. All costs and expenses incurred by each Purchaser and its Representatives in connection with exercising such rights of access shall be borne by each Purchaser, and all out-of-pocket costs and expenses incurred by the Company in complying with any extraordinary requests by each Purchaser and its Representatives in connection with exercising such access rights shall be borne by each Purchaser.

                               CONFIDENTIAL INFORMATION. Each Purchaser and its Representatives shall hold in confidence all nonpublic information of the Company provided or made available to such Purchaser and its Representatives pursuant to this Section 6.1 until such time as such information has become publicly available other than as a consequence of any breach by such Purchaser and its Representatives of its confidentiality obligations hereunder (provided that such information may be disclosed to any other Purchaser and Representatives who are bound by this provision) and shall not (A) trade or otherwise directly or indirectly transfer any Securities of the Company in violation of the Securities

           Act or Exchange Act or (B) use such information for any purpose other than exercise of its rights as a holder of Securities and its rights under this Agreement and the Related Documents.

6.3        BOARD OF DIRECTORS; OBSERVATION RIGHTS.
           ---------------------------------------

                     BOARD OF DIRECTORS.
                     -------------------

                               The number of directors constituting the Board of Directors of the Company (the "Board") and the Board of Directors of each Subsidiary (each, a "Subsidiary Board"), as fixed from time to time by the Board of Directors of the Company or any Subsidiary in accordance with the Company's or each Subsidiary's By-laws, shall be five. At the option of the Purchasers at anytime, the Company shall use its best efforts to cause two individuals appointed by the Purchasers to be nominated and elected to the Board and each Subsidiary Board, and any committee thereof (the "Purchasers' Directors"). The Purchasers' Directors shall be removed without cause only by the Purchasers.

                               The provisions of clause (i) notwithstanding, at any time and from time to time, the Purchasers shall have the right to remove any or both of Purchasers' Directors from the Board and each Subsidiary Board and, in such case, the Purchasers shall be entitled to appoint an observer or observers (in addition to the Purchaser's Current Observers (as hereinafter defined)) to serve as an observer or observers at all meetings of the Board and each Subsidiary Board, and any committees thereof (the "Purchasers' Replacement Observers"). The Purchasers' Replacement Observers shall have all of the rights of the Purchasers' Current Observers (as hereinafter defined). At the election of the Purchasers at any time and from time to time, the Company shall use its best efforts to cause the Purchasers' Replacement Observers, or, at the Purchasers' option, individuals appointed by the Purchasers in place of the Purchasers' Replacement Observers, to again be nominated and elected to the Board and each Subsidiary Board, and any committee thereof. The Purchasers shall not be entitled to appoint more than two individuals to the Board or each Subsidiary Board, or any committee thereof, as a result of this clause (ii). Such procedure shall be repeated at any time and from time to time at the option of the Purchasers.

                               The Company shall pay, or reimburse, the Purchasers' Directors or the Purchasers' Replacement Observers, as the case may be, for all travel and related expenses incurred by the Purchasers' Directors, or the Purchasers' Replacement Observers, as the case may be, in connection with attending such meetings and monitoring the Purchasers' investment in the Convertible Debentures. The Company shall also pay for, or reimburse, the Purchasers for the travel and related expenses incurred by any advisors of the Purchasers' Directors or the Purchasers' Replacement Observers, as the case may be, in connection with such matters.

                               The Company and each Subsidiary shall maintain directors' and officers' insurance policies from an insurance company rated "A" or above by A.M. Best and otherwise in form and substance reasonably satisfactory to the Purchasers, which policies shall name as an insured, or otherwise provide coverage to, the Purchasers' Director. The Company and each Subsidiary shall maintain such insurance policies for so long as any Purchasers' Director remains on the Board or any Subsidiary Board. The Company and each Subsidiary shall otherwise indemnify all of the members of the Board and each Subsidiary Board to the fullest extent permissible under applicable law.

                     OBSERVATION RIGHTS.
                     -------------------

                               Two representatives appointed by the Purchasers (the "Current Observers" and collectively with the Purchasers' Replacement Observers, the "Observers")) shall be entitled to serve as observers at all meetings of the Board and each Subsidiary Board, and any committees thereof. Such right shall from time to time be exercisable by delivery to the Company of written notice from the Purchasers specifying the names of the Current Observers.

                               Each Observer shall have all of the rights of a member of the Board and each Subsidiary Board, provided, that no Observer shall have the right to vote on matters on which the members of the Board or any Subsidiary Board are entitled to vote. Each of the Company and its Subsidiaries will give each Observer reasonable prior notice (it being agreed that the same prior notice given to the Board and each Subsidiary Board shall be deemed reasonable prior notice) in any manner permitted in the Company's or each Subsidiary's By-laws for notices to directors of the time and place of any proposed meeting of each such Board of Directors, such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting. Each Observer will be entitled to be present in person as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein.

                               Each of the Company and its Subsidiaries will deliver to each Observer copies of all papers which may be distributed from time to time to the members of the Board and each Subsidiary Board at such time as such papers are so distributed to them, including copies of any written consent. In addition, from time to time upon the request of each Observer, the Company or each Subsidiary will furnish to such Observer such information regarding the business, affairs, prospects and financial condition of the Company or each Subsidiary as such Observer may reasonably request.

                               Each of the Company and its Subsidiaries shall pay, or reimburse, the Observers for all travel and related expenses incurred by the Observers in connection with attending such meetings and monitoring the Purchasers' investment in the Convertible Debentures.

                               Each Observer shall hold in confidence all nonpublic information of the Company provided or made available to such Observer pursuant to this Section 6.2(b) until such time as such information has become publicly available other than as a consequence of any breach by such Observer or any Purchaser of its confidentiality obligations hereunder (provided that such information may be disclosed to any other

           Persons who are bound by this provision) and shall not (1) trade or otherwise directly or indirectly transfer any Securities of the Company in violation of the Securities Act or Exchange Act or (2) use such information for any purpose other than exercise of its rights as a holder of Securities and its rights under this Agreement and the other Financing Documents.

                     The rights of the Purchasers in subsections (a) and (b) above are all of the Purchasers' rights with respect to the appointment of members of the Board and any Subsidiary Board and Observer rights, and are not in addition to the rights provided to the Purchasers pursuant to Section 5.3(c) of the Securities Purchase Agreement dated as of January 10, 2001, among the Purchasers and the Company.

6.4        RIGHTS TO SUBSCRIBE FOR SECURITIES.
           -----------------------------------

                     For so long as any of the Convertible Debentures remain outstanding, in the event that any equity and/or equity-linked Securities (the "Offered Securities"), other than Excluded Securities, are proposed to be issued by the Company or any Subsidiary to any Person (a "Proposed New Investor"), the Company or any Subsidiary shall deliver to each Purchaser a written notice (which notice shall state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other terms or conditions of the proposed issuance) of such issuance at least 30 days prior to the date of the proposed issuance (the "Preemptive Offer Period").

                     Each Purchaser shall have the option, exercisable at any time during the first 20 days of the Preemptive Offer Period by delivering written notice to the Company (a "Preemptive Offer Acceptance Notice"), to subscribe for (i) the number or amount of such Offered Securities up to its Percentage Allocation set forth on Schedule 1 hereto of the total number or amount of Offered Securities proposed to be issued and (ii) up to its Percentage Allocation set forth on Schedule 1 hereto of the Offered Securities not subscribed for by other Purchasers as specified in its Preemptive Offer Acceptance Notice. Any Offered Securities not subscribed for by the Purchasers shall be deemed to be re-offered to and accepted by the Purchasers exercising their options specified in clause (ii) of the immediately preceding sentence with respect to the lesser of (A) the amount specified in their respective Preemptive Offer Acceptance Notices and (B) an amount equal to their respective Proportionate Percentages (computed without including Purchasers who have not exercised their option specified in clause (ii) of the immediately preceding sentence) with respect to such deemed reoffer. Such deemed reoffer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (x) all of the Offered Securities are accepted by the Purchasers or (y) no Purchaser desires to subscribe for more Offered Securities. The Company shall notify each Purchaser within five days following the expiration of the Preemptive Offer Period of the number or amount of Offered Securities which such Investor has subscribed to purchase.

                     If Preemptive Offer Acceptance Notices are not given by the Purchasers for all the Offered Securities, the Company may issue all or any part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Purchasers (the "Refused Securities") to the Proposed New Investor, in accordance with the terms set forth in the

Preemptive Offer. Upon the closing, which shall include full payment to the Company, of the sale to the Proposed New Investor of all the Refused Securities, the Purchasers shall purchase from the Company, and the Company shall sell to the Purchasers, the Offered Securities with respect to which Preemptive Offer Acceptance Notices were delivered by the Purchasers, at the terms specified in the Preemptive Offer Acceptance Notice. In each case, any Offered Securities not purchased within 90 days of the end of the Preemptive Offer Period by the Proposed New Investor in accordance with this Section 6.3(a) may not be sold or otherwise disposed of until they are again offered to the Purchasers under the procedures specified in this Section 6.3(a).

6.5        FINANCIAL AND OTHER COVENANTS.
           ------------------------------

(a) The Issuers shall at all times comply with the financial and other covenants set forth on Schedule 6.5. To the extent the Issuers enter into an agreement with SVB providing for the loosening or relaxation of one or more of the financial covenants in the Credit Agreement, the Issuers and the Purchasers agree (only with respect to the first agreement after the dates hereof between SVB and the Issuers) to cause the financial covenants set forth on Schedule 6.5 to be loosened and or relaxed in the same manner.

                     INSURANCE. The Issuers shall, at all times insure its tangible personal property Collateral in the amount of not less than Ten Million Dollars ($10,000,000.00) and carry such other business insurance, with insurers reasonably acceptable to the Purchasers, in such form and amounts as the Purchasers may reasonably require, and the Issuers shall provide evidence of such insurance to the Purchasers, so that the Purchasers is satisfied that such insurance is, at all times, in full force and effect. All such insurance policies shall name the Purchasers as additional loss payees and shall contain a lenders loss payee endorsement in form reasonably acceptable to the Purchasers. Upon receipt of the proceeds of any such insurance, the Purchasers shall apply such proceeds to the Obligations as the Purchasers shall determine in their discretion, except that, provided no Default or Event of Default has occurred and is continuing, the Purchasers shall release to the Company insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by the Issuers for the replacement of the Equipment with respect to which the insurance proceeds were paid. The Purchasers may require reasonable assurance that the insurance proceeds so released will be so used. If the Issuers fails to provide or pay for any insurance, the Purchasers may, but is not obligated to, obtain the same at the Issuers' expense. The Issuers shall promptly deliver to the Purchasers copies of all reports made to insurance companies.

                     LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against the Purchasers with respect to any Collateral or in any manner relating to the Issuers, the Issuers shall, without expense to the Purchasers, make available the Issuers and their respective officers, employees and agents and the Issuers' books and records, to the extent that the Purchasers may deem them reasonably necessary in order to prosecute or defend any such suit or Proceeding.

                                   ARTICLE VII

                                 INDEMNIFICATION

7.1        SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS,
           ------------------------------------------------------------------
           ETC.
           ----

           All statements contained in any other Financing Document or any closing certificate delivered by the Company, the Issuers, or the Purchasers pursuant to this Agreement shall constitute representations and warranties by the Issuers, or the Purchasers, as applicable, under this Agreement. Notwithstanding any investigation made at any time by or on behalf of any party hereto, all representations and warranties contained in this Agreement or made in writing by or on behalf of the Issuers or any Purchaser, as applicable, in connection with the transactions contemplated by this Agreement shall survive the Closing until the fifteenth (15th) month anniversary of the Closing Date. All agreements and covenants contained in this Agreement or made in writing by or on behalf of the Issuers, or any Purchaser, as applicable, in connection with the transactions contemplated by this Agreement shall survive the Closing indefinitely or until they are earlier terminated by their terms.

7.2        INDEMNIFICATION.
           ----------------

                     In addition to all other rights and remedies available to the Purchasers, the Company and each Subsidiary shall indemnify, defend and hold harmless each Purchaser and its Affiliates and their respective partners, officers, directors, employees, agents and representatives (collectively, the "Purchaser Representatives"; and together with such Purchaser, the "Purchaser Indemnified Persons") against all Losses in connection with or arising from any Claim asserted against any Person (whenever made) resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the status, or conduct of the Business and affairs of, the Issuers, (B) the execution, delivery and performance by the Issuers of this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby or (C) any actions taken by or omitted to be taken by any of the Purchaser Indemnified Persons in connection with this Agreement and the other Financing Documents or the transactions contemplated hereby and thereby, except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of the Purchaser Indemnified Persons.

                     All indemnification rights hereunder shall survive indefinitely the execution and delivery of the Financing Documents and the consummation of the transactions contemplated herein and therein, notwithstanding any inquiry or examination made for or on behalf of, or any knowledge of any of the Purchasers and/or any of the other Purchaser Indemnified Persons or the acceptance by any such Purchaser of any certificate or opinion.

                                  ARTICLE VIII

                                  MISCELLANEOUS


8.1        PARTIES IN INTEREST; ASSIGNMENT.
           --------------------------------

           This Agreement shall bind and inure to the benefit of the Issuers, the Purchasers and their respective successors and assigns. No party hereto may assign this Agreement, any other Financing Document or any of its rights, interests or obligations hereunder or thereunder without the prior written consent of the other parties; provided, however, that each Purchaser may assign any of its rights under this Agreement, any other Financing Document or any other document or investment contemplated hereby to any Affiliate or limited partner of such Purchaser.

8.2        ENTIRE AGREEMENT.
           -----------------

           This Agreement, each other Financing Document and the other writings and agreements referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

8.3        SENIOR FINANCING.
           -----------------

           At the Issuers' request, the Purchasers shall negotiate in good faith with any successor to SVB and the SVB Facility to execute and deliver reasonable and customary documentation required to subordinate (on reasonable and customary terms) the right of the Purchasers to receive payments of cash from the Company with respect to their Convertible Debentures.

8.4        PUBLIC ANNOUNCEMENTS.
           ---------------------

           Except as otherwise required by Law or by the rules of NASDAQ, so long as this Agreement is in effect, neither the Company (or any of its Subsidiaries) nor the Purchasers, will issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. The Issuers and the Purchasers will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

8.5        NOTICES.
           --------

           All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

        if to the Issuers, to:

                  Exchange Applications, Inc.
                  89 South Street
                  Boston, MA 02111
                  Attention:                         Andrew J. Frawley
                  Telephone:                         (617) 737-2244
                  Telecopy:                          (617) 443-9143

                  with a copy to:

                  Bingham Dana LLP
                  399 Park Avenue
                  New York, N.Y. 10022-4689
                  Attention:                         Neil W. Townsend, Esq.
                  Telephone:                         (212) 318-7722
                  Telecopy:                          (212) 752-5378

        if to the Purchasers, to:

                  InSight Venture Partners
                  680 Fifth Avenue, 8th Floor
                  New York, N.Y. 10019
                  Attention:                         Deven Parekh
                  Telephone:                         (212) 230-9200
                  Telecopy:                          (212) 230-9272

                  with a copy to:

                  O'Sullivan LLP
                  30 Rockefeller Plaza
                  New York, N.Y.  10112
                  Attention:                         Ilan S. Nissan, Esq.
                  Telephone:                         (212) 408-2400
                  Telecopy:                          (212) 408-2420

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance with the provisions of this Section 8.5. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

8.6        AMENDMENTS.
           -----------

           This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Issuers and the Purchasers.

8.7        COUNTERPARTS.
           -------------

           This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8        HEADINGS.
           ---------

           The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.9        GOVERNING LAW.
           --------------

                     All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal Law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive Law of some other jurisdiction would ordinarily or necessarily apply.

                     BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

8.10       NO THIRD PARTY RELIANCE.
           ------------------------

           Anything contained herein to the contrary notwithstanding, the representations and warranties of the Issuers contained in this Agreement (a) are being given by the Issuers as an inducement to the Purchasers to enter into this Agreement and the other Financing Documents (and the Issuers acknowledge that the Purchasers have expressly relied thereon) and (b) are solely for the benefit of the Purchasers. Accordingly, no third party (including, without limitation, any holder of Securities of the Issuers) or anyone acting on behalf of such third party (other than the Purchasers) shall be a beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Purchasers or the Issuers with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

8.11       SUBMISSION TO JURISDICTION.
           ---------------------------

           Any Proceeding with respect to this Agreement or the other Financing Documents may be brought in the courts of the State of New York and the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Issuer hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Issuer hereby irrevocably waives, in connection with any such action or Proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or Proceeding in such respective jurisdictions. Each Issuer hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein. Nothing herein shall affect the right of the Investors to serve process in any other manner permitted by Law or to commence Proceedings or otherwise proceed against the Issuers in any other jurisdiction.

8.12       EXTENSION; WAIVER.
           ------------------

           The parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

8.13       SEVERABILITY.
           -------------

           It is the desire and intent of the parties that the provisions of this Agreement and the other Financing Documents be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement and the other Financing Documents would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement and the other Financing Documents or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement and the other Financing Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

8.14       INDEPENDENCE OF AGREEMENTS.
           ---------------------------

           All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of the representation and warranty first referred to in this sentence.

8.15       ACTIONS OF REPRESENTATIVES.
           ---------------------------

                     A decision, act, consent or instruction of the Purchaser Representative in respect of any action hereunder shall constitute a decision of all Purchasers and shall be final, binding and conclusive upon each such Purchaser and the Issuers may rely upon any decision, act, consent or instruction of the Purchaser Representative hereunder as being the decision, act, consent or instruction of each and every such Purchaser. Notice delivered to the Purchasers' Representative shall for all purposes constitute notice to all Purchasers. The foregoing shall be binding upon all Purchasers and all transferees and assignees thereof.

                     A decision, act, consent or instruction of the Company in respect of any action hereunder shall constitute a decision of any Issuer and shall be final, binding and conclusive upon each such Issuer and the Purchasers may rely upon any decision, act, consent or instruction of the Company hereunder as being the decision, act, consent or instruction of each and every such Issuer. Notice delivered to the Company shall for all purposes constitute notice to all Issuers. The foregoing shall be binding upon all Issuers and all transferees and assignees thereof.

8.16       EXPENSES.
           ---------

           The Issuers agree to pay, and hold the Purchasers and/or their representatives harmless against, as incurred, all liability for the payment of
(i) the actual, out-of-pocket costs and expenses incurred by the Purchasers (A) at or prior to Closing in connection with the transactions contemplated hereby, including, without limitation, all fees and expenses of counsel, accountants and other advisors, in connection with the preparation of the Financing Documents, the purchase of the Convertible Debentures and the consummation of all of the transactions contemplated by the Financing Documents (including, but not limited to, the conversion of the Convertible Debentures into Convertible Debenture Shares), (ii) the reasonable costs and expenses (including fees and expenses of counsel, accountants and other advisors) incurred by the Purchasers in connection with any amendment or waiver of, or enforcement of, any Financing Documents, (iii) any costs reasonably incurred by the Purchasers in rendering assistance to the Company or any of its Subsidiaries, to the extent the Company or such Subsidiary requested such assistance (it being understood that the Purchasers are not obligated to render, and may charge additional fees for, such assistance), (iv) the reasonable fees and expenses incurred by the Purchasers in any filing with any governmental authority with respect to its investment in the Issuers or in any other filing with any governmental authority with respect to the Company or any of its Subsidiaries that mentions the Purchasers or their affiliates, and (v) any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of any of the Financing Documents or any modification, amendment or alteration of any of the Financing Documents, and all issue taxes in respect of the issuance of any Convertible Debenture or Convertible Debentures Shares.

                                   ARTICLE IX

                            CONSENT OF THE PURCHASERS

           Pursuant to Section 3(b) of the Company's Certificate of Incorporation, the Purchasers hereby consent to the transactions contemplated by this Agreement and the other Financing Documents.

           IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.


                ISSUER:
                -------


                EXCHANGE APPLICATIONS, INC.

                By:     /s/ F. Daniel Haley
                        ------------------------------
                        Name:  F. Daniel Haley

                        Title:  CSO



                EXSTATIC SOFTWARE, INC.

                By:     /s/ F. Daniel Haley
                        ------------------------------
                        Name:  F. Daniel Haley

                        Title:  CSO

                PURCHASERS:
                -----------


                INSIGHT VENTURE PARTNERS IV, L.P.

                INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.

                INSIGHT VENTURE PARTNERS IV (FUND B), L.P.

                INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.


                By: Insight Venture Associates IV, L.L.C.,

                the general partner to each of the above-referenced entities:


                By:     /s/ Deven Parekh
                        ------------------------------
                        Name:  Deven Parekh

                        Title:  Managing Director

                                                                     EXHIBIT A


                          FORM OF BRIDGE NOTE DEBENTURE
                          -----------------------------

                                  See attached.

                                                                     EXHIBIT B


                             FORM OF CASH DEBENTURE
                             ----------------------

                                  See attached.

                                                                     EXHIBIT C


                         FORM OF COMPANY COUNSEL OPINION
                         -------------------------------

                                  See attached.

                                                                     EXHIBIT D


        FORM OF FOURTH AMENDED AND RESTATE REGISTRATION RIGHTS AGREEMENT
        ----------------------------------------------------------------

                                  See attached.

                                                                     EXHIBIT E


                           FORM OF SECURITY AGREEMENT
                           --------------------------


                                  See attached.

                                                                     EXHIBIT F


                         FORM OF SUBORDINATION AGREEMENT
                         -------------------------------


                                  See attached.

                                   SCHEDULE I
                                   ----------

                      Purchasers and Percentage Allocations
-----------------------------------------------------------------------------------------------------------------------
                                                                         BRIDGE NOTE DEBENTURE
----------------------------------   ------------   -------------------------------------------------------------------
                                      PERCENTAGE                          CURRENT OUTSTANDING   BRIDGE NOTE DEBENTURE
            PURCHASER                 ALLOCATION     JUNE 1 NOTE AMOUNT     INTEREST AMOUNT             AMOUNT
----------------------------------   ------------   -------------------- -------------------- -------------------------
InSight Venture Partners IV, L.P.     76.666130%       $5,452,825.24          $98,804.79           $5,551,630.03
----------------------------------   ------------   -------------------- -------------------- -------------------------
InSight Venture Partners
(Cayman) IV, L.P.                     10.537455%         $749,469.17          $13,580.33             $763,049.49
----------------------------------   ------------   -------------------- -------------------- -------------------------
InSight Venture Partners IV
(Fund B), L.P.                        12.136382%         $863,191.74          $15,640.97             $878,832.71
----------------------------------   ------------   -------------------- -------------------- -------------------------
InSight Venture Partners IV
(Co-Investors), L.P.                   .660033%           $46,944.39             $850.63              $47,795.02
----------------------------------   ------------   -------------------- -------------------- -------------------------
TOTAL:                                  100.00%        $7,112,430.54         $128,876.71           $7,241,307.25
-----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                   CASH DEBENTURE
----------------------------------   ------------------------------------------   -----------------------
                                                              CASH DEBENTURE       AGGREGATE CONVERTIBLE
           PURCHASER                      WIRE AMOUNT             AMOUNT             DEBENTURES AMOUNT
----------------------------------   --------------------- --------------------   -----------------------
InSight Venture Partners IV, L.P.         $3,833,306.50        $3,833,306.50           $9,384,936.53
----------------------------------   --------------------- --------------------   -----------------------
InSight Venture Partners
(Cayman) IV, L.P.                           $526,872.75          $526,872.75           $1,289,922.24
----------------------------------   --------------------- --------------------   -----------------------
InSight Venture Partners IV
(Fund B), L.P.                              $606,819.10          $606,819.10           $1,485,651.81
----------------------------------   --------------------- --------------------   -----------------------
InSight Venture Partners IV
(Co-Investors), L.P.                         $33,001.65           $33,001.65              $80,796.67
----------------------------------   --------------------- --------------------   -----------------------
TOTAL:                                    $5,000,000.00        $5,000,000.00          $12,241,307.25
---------------------------------------------------------------------------------------------------------

                                  SCHEDULE 4.1

                              Foreign Jurisdiction

                                  SCHEDULE 4.2

                                 Capitalization

                                  SCHEDULE 4.4

                                  No Conflicts

                                  SCHEDULE 4.6

                    Commission Filings; Financial Statements

                                  SCHEDULE 4.10

                          Intellectual Property Rights

                                  SCHEDULE 4.11

                   Litigation and Other Proceedings or Claims

                                  SCHEDULE 4.14

                               Registration Rights

                                  SCHEDULE 6.5

                               Financial Covenants

           The Issuers shall comply with each of the following covenant(s). Compliance shall be determined as of the end of each month and quarterly where indicated, except as otherwise specifically provided below:

                     EBITDA: The Issuers shall suffer maximum negative EBITDA or maintain a minimum positive EBITDA per month and per quarter in accordance with the schedule provided below:

                 Maximum Negative          ($2,600,000)
                 EBITDA -
                 August 2001 -             ($2,500,000)
                 September 2001 -           $7,750,000
                 3rd Quarter 2001
                 Minimum Positive
                 EBITDA -                     $250,000
                 October 2001 -            ($5,750,000)
                 November 2001 -           ($2,150,000)
                 December 2001 -            $8,000,000
                 4th Quarter 2001
                 Minimum Positive
                 EBITDA -                   $1,700,000
                 January 2002 -            ($5,500,000)
                 February 2002 -           ($2,000,000)
                 March 2002 -               $8,500,000
                 1st Quarter 2002
                 Minimum Profit             $2,000,000

                     The Issuers will at all times maintain (i) cash on the balance sheet of the Company of a minimum of $2,000,000.00 or (ii) excess "availability" under the SVB Facility, as determined by the Purchasers based upon the Credit Limit (as defined in the SVB Facility) restrictions set forth herein, of a minimum of $2,000,000.00.

                     On or before December 30, 2001, the Company shall have received a minimum of an additional $10,000,000.00 through a single transaction or series of related transactions, through the sale and issuance by the Company of equity securities (excluding any amounts received by the Company from the conversion of any convertible debt securities of the Company outstanding as of the date hereof other than the $4,500,000.00 received from the Purchasers and related entities prior to March 31, 2001).